UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 26, 2023

Hallmark Financial Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 1100, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 par value	HALL	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 26, 2023, Hallmark Financial Services, Inc. provided notice to the Nasdaq Stock Market LLC of its intention to voluntarily delist its shares of common stock from the Nasdaq Global Market. Trading of the Company’s common stock will be suspended at the open of business on January 5, 2024. The Company intends to file a Form 25 with the SEC on or about January 5, 2024, with the delisting of its common stock taking effect no earlier than ten days thereafter. The Company’s decision to voluntary delist its shares was based on the Company’s failure to meet two of the requirements for continued listing on the exchange and the lack of a viable plan to remediate both such deficiencies within their established grace periods.

On September 28, 2023, Hallmark Financial Services, Inc. (the “Company”) was notified by Nasdaq Regulation that the Company no longer met Rule 5450(b)(1)(c), which requires listed companies on the Nasdaq Global Market to maintain a minimum “Market Value of Publicly Held Shares” (or “MVPHS”) of at least $5,000,000 in the last 30 consecutive business days. The Rules provide the Company a period of 180 calendar days to regain compliance with this requirement, after which the Company will be subject to delisting from the Nasdaq Global Market. The Company could regain compliance with this Rule if the MVPHS of its common stock closes at $5,000,000 or above for at least 10 consecutive business days before the compliance period expires on March 26, 2024.

On November 16, 2023, the Company was notified by Nasdaq Regulation that the Company no longer met Rule 5450(b)(1)(A), which requires companies listed on the Nasdaq Global Market to maintain a minimum of $10,000,000 in stockholders’ equity for continued listing. Under Nasdaq Rules, the Company has 45 calendar days, or until January 2, 2024, to submit a plan to regain compliance. (a “Remediation Plan”), which if accepted by Nasdaq could provide the Company an extension of up to 180 days from the date of notice to cure such listing deficiency.

On December 16, 2023, the Company’s Board of Directors determined that there was no viable Remediation Plan that could be presented to Nasdaq by the impending January deadline. In addition, there was significant doubt whether the Company could regain compliance with the MVPHS within the timeframe for that remediation effort. In light of these determinations and in an attempt to effect what the Company sees as an inevitable transition away from Nasdaq in a smooth and cost-efficient manner, the Board approved the delisting of the Company’s Common Stock from the Nasdaq Global Market. The Company expects that its shares of common stock will be quoted on the Pink market, or another market operated by OTC Markets Group Inc. (The “OTC”). However, there is no guarantee that a broker will continue to make a market in the common stock or that trading of the common stock will continue on an OTC Market or elsewhere.

The Company intends to continue reporting under the Securities Exchange Act of 1934, as amended, and the delisting of our common stock is not expected to affect the Company’s business operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: December 26, 2023	By:	/s/ CHRISTOPHER J. KENNEY
Christopher J. Kenney, Chief Executive Officer